                                                                     Exhibit 4.7

         THIS SECURITY AND THE GUARANTEE ATTACHED THERETO (THE "SECURITY") AND THE BSKYB ORDINARY SHARES AND ANY AMERICAN DEPOSITARY SHARES OR RECEIPTS THEREOF ("BSKYB ORDINARY SHARES") AND/OR AMERICAN DEPOSITARY SHARES REPRESENTING PREFERRED LIMITED VOTING ORDINARY SHARES OF THE NEWS CORPORATION LIMITED ("NEWS CORPORATION PREFERRED ADSs") ISSUABLE UPON EXCHANGE OR REDEMPTION OR REPURCHASE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, BSKYB ORDINARY SHARES AND/OR THE NEWS CORPORATION PREFERRED ADSs (THE "SECURITIES") ISSUABLE UPON EXCHANGE OR REDEMPTION OR REPURCHASE OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THE SECURITIES, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER ANY SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NEWS AMERICA INCORPORATED (THE "COMPANY"), THE NEWS CORPORATION LIMITED ("NEWS CORPORATION") OR ANY AFFILIATE OF THE COMPANY OR NEWS CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO NEWS CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. WITH RESPECT TO THIS SECURITY WITH A PRINCIPAL AMOUNT OF US$1,000 (A) THE ISSUE PRICE IS US$1,000 AND (B) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS US$1,357.23. THE ISSUE DATE OF THIS SECURITY IS MARCH 21, 2003. THE YIELD TO MATURITY OF THIS SECURITY,

COMPOUNDED SEMI-ANNUALLY, IS 4.85%. THE SCHEDULE OF PROJECTED PAYMENTS OF THIS SECURITY WITH A PRINCIPAL AMOUNT OF US$1,000 CONSISTS OF (A) A PAYMENT OF INTEREST EQUAL TO US$3.625 ON SEPTEMBER 15, 2003, (B) PAYMENTS OF INTEREST EQUAL TO US$3.75 ON EACH SUBSEQUENT SEMI-ANNUAL INTEREST PAYMENT DATE (INCLUDING THE MATURITY DATE) AND (C) A PAYMENT OF A PROJECTED AMOUNT AT THE MATURITY DATE OF THIS SECURITY (EXCLUDING THE STATED SEMI-ANNUAL INTEREST ON THIS SECURITY PAYABLE ON SUCH DATE) EQUAL TO US$2,357.23.

                            NEWS AMERICA INCORPORATED

             0.75% Senior Exchangeable Debentures Due March 15, 2023

No.
Issue Date:  As of March 21, 2003
Original Principal Amount:

         NEWS AMERICA INCORPORATED, a Delaware corporation (the "Company"), promises to pay to The Bank of New York or registered assigns, upon presentation and surrender of this Security, the Original Principal Amount of ___________________ ($________) in United States Dollars on March 15, 2023 and
to pay interest on said principal amount from March 21, 2003, or from the most recent interest payment date (each, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2003, at the rate of 0.75% per annum until the principal hereof shall have become due and payable. The Indenture also provides for the payment of Additional Distributions. The original principal amount of this security shall be reduced by the amount of any Extraordinary Distribution and in certain other circumstances, as provided in the Indenture and such amount payable at maturity is referred to as the Adjusted Principal Amount.

         This Security is unconditionally guaranteed by THE NEWS CORPORATION LIMITED (A.C.N. 007 910 330), a corporation organized under the laws of Australia ("News Corporation"), and certain of its subsidiaries (collectively, the "Guarantors"), as set forth in the first paragraph of the Indenture and in the Guarantees endorsed hereon. This Security is exchangeable as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security. Obligations under and in respect of this Security, the Guarantees and the Indenture constitute senior indebtedness of the Company and the Guarantors and will rank pari passu with all present and future senior indebtedness of the Company and the Guarantor, as provided in the Indenture.

         Additional provisions of this Security are set forth on the attached Terms of Securities.

                                    NEWS AMERICA INCORPORATED

                                    By:
                                            --------------------------------
                                            Name:
                                            Title:

                                    By:
                                            --------------------------------
                                            Name:
                                            Title:




Trustee's Certificate of
     Authentication:

This is one of the Securities
described in the within-
mentioned Indenture.

The Bank of New York, as Trustee

By:
      ----------------------------
      Authorized Signatory

                            NEWS AMERICA INCORPORATED

             0.75% Senior Exchangeable Debentures Due March 15, 2023
                           Unconditionally Guaranteed
                         by The News Corporation Limited

                               Terms of Securities

I.       Indenture

                  The Company issued the Securities under an Indenture, dated as of March 21, 2003 (the "Indenture"), among the Company, the Guarantors and The Bank of New York (as "Trustee"). Upon the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), the terms of the Securities will include those stated in the Indenture and those made part of the Indenture by reference to the TIA. In the case of any inconsistency between the provisions set forth herein and the provisions of the Indenture, the Indenture shall govern. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture. Upon qualification of the Indenture under the TIA, the Securities and the Guarantees will be subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Company which are fully and unconditionally guaranteed by the Guarantors. The Indenture generally does not limit other indebtedness of the Company or the Guarantors, secured or unsecured, including senior indebtedness.

II.      Interest

                  Interest shall be payable as provided in the Indenture.

                  The Company shall pay as additional interest on the Securities such amounts as shall be required so that the net amounts received and retained by the Trust after paying any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority ("Additional Interest") will be not less than the amounts the Trust would have received had no such taxes, duties, assessment or governmental charges been imposed.

III.     Method of Payment

                  Holders must surrender Securities to a Paying Agent or Exchange Agent, as the case may be, in order to collect payments in respect of the Securities, other than interest payments. The Company will pay cash amounts in money, or by check, payable in United States dollars.

IV.      Paying Agents, Exchange Agents, Transfer Agents and Security Registrar

                  Initially, The Bank of New York (together with any successors, the "Trustee") will act as a Paying Agent, Exchange Agent, Transfer Agent and Security Registrar. The

Company and the Guarantors may appoint and change any Paying Agent, Exchange Agent, Transfer Agent or any Security Registrar upon notice to the Trustee and the Holders; provided that the Company and the Guarantors will maintain at all times a Paying Agent, Transfer Agent, Exchange Agent and Security Registrar in Borough of Manhattan, The City of New York.

V.       Redemption at the Option of the Company

                  No sinking fund is provided for the Securities. The Securities are redeemable by the Company as a whole, or from time to time in part, at any time on or after March 20, 2010 at the option of the Company as provided in the Indenture.

VI.      Purchase by the Company at the Option of the Holder

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder in integral multiples of $1,000 Original Principal Amount on March 15, 2010, March 15, 2013 and March 15, 2018, at a redemption price equal to the Adjusted Principal Amount, plus accrued and unpaid interest to the redemption date plus any Final Period Distribution, all as provided in and subject to the procedures set forth in the Indenture.

VII.     Exchange Rights

                  Subject to the terms and provisions of the Indenture, a Holder of a Security may exchange such Security for the Exchange Market Value of the Reference Shares. The Reference Shares initially consist of 77.09 ordinary shares of British Sky Broadcasting Group plc per $1,000 Original Principal Amount of the Securities. The terms and procedures relating to exchange are set forth in Article XI of the Indenture.

VIII.    Denominations; Transfers; Exchange

                  All certificated Securities are issuable in denominations of US$1,000 of Original Principal Amount and integral multiples thereof.

                  At the option of the Holder, Securities shall be exchanged for other Securities of any authorized denomination or denominations and of the same aggregate Original Principal Amount, upon surrender of the Securities to be exchanged at any office or agency of the Company appointed for such purpose.

                  The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

IX.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of this Security for all purposes.

X.       Unclaimed Money or Securities

                  The Trustee, and each Paying Agent or Exchange Agent shall return to the Company and/or the Guarantors, as applicable, any cash and securities that remain unclaimed for two years; provided that, to the extent that the aggregate amount of cash and securities so deposited by or on behalf of the Company and/or the Guarantors, as applicable, exceeds the aggregate Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any excess to the Company and/or the Guarantors, as applicable.

XI.      Amendment; Waiver

                  Subject to certain exceptions and as more fully set forth in the Indenture, (a) the Indenture or the Securities may be amended with the written consent of the Holders of not less than a majority in aggregate Original Principal Amount of the Securities at the time outstanding and (b) certain Events of Default, and certain covenants of the Company and the Guarantors, may be waived and, under certain conditions, the Guarantees may be eliminated, with the written consent of the Holders of a majority in aggregate Original Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, and News Corporation on behalf of the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend the Indenture to: (i) evidence the succession of another Person to the Company or any of the Guarantors and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities; (ii) to add to the covenants of the Company or any of the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any of the Guarantors; (iii) cure any ambiguity, defect or inconsistency; (iv) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or (v) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and certain other matters required in connection with the issuance of Securities to holders of BUCS.

XII.     Defaults and Remedies

                  Securities shall have the Events of Default as set forth in
Section 5.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate Original Principal Amount of the then outstanding Securities by notice to the Company and the Trustee may declare all the Securities to be due and payable immediately in an amount set forth in the Indenture.

                  The holders of a majority in Original Principal Amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, holders of a majority in Original Principal Amount of the then outstanding Securities issued under the Indenture may direct the Trustee in its exercise of any trust or power. Holders of BUCS may enforce the Securities through Direct Action as provided in the Indenture. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

XIII.    Withholding

                  All payments made by a Guarantor, other than a Guarantor whose residence is the United States, with respect to the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision thereof or any authority therein or thereof, or the country of residence of any Guarantor other than a Guarantor whose residence is the United States or any political subdivision thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is then required by law. In the event that Australia or any political subdivision thereof or any authority therein, or the country of residence of any Guarantor other than a Guarantor whose residence is the United States or any political subdivision thereof, imposes any such withholding tax deductions on (i) any payments made by a Guarantor with respect to the Guarantees or (ii) any net proceeds on the sale of or exchange with News Corporation or any other Guarantor of the Securities, such Guarantor will pay such additional amounts (the "Additional Amounts") set forth in the Indenture.

XIV. Trustee Dealings with the Company and the Guarantors

                  Subject to certain limitations imposed by the TIA, the Trustee, any Paying Agent, any Transfer Agent, any Exchange Agent, any Securities Registrar or any other agent of the Company and the Guarantors, in its individual or any other capacity, shall have the right to become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantors and may otherwise deal with the Company, the Guarantors or any of their respective Affiliates with the same rights it would have if it were not Trustee, any Paying Agent, any Transfer Agent, any Exchange Agent, any Securities Registrar or any other of the Company and the Guarantors.

XV.      Authentication

                  This Security and the Guarantee endorsed hereon shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

XVI.     Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian) and U/G/M/A (Uniform Gift to Minors Act).

XVII.    GOVERNING LAW

                  THIS SECURITY AND THE GUARANTEE ENDORSED HEREON SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAWS OF A DIFFERENT JURISDICTION.

                                    GUARANTEE

                  Each of the undersigned corporations (collectively, the "Guarantors"), jointly and severally, hereby fully, unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of each such Holder, the due and punctual payment of the Adjusted Principal Amount, interest, Additional Distributions and Additional Amounts, Redemption Price, Change in Control Purchase Price, the Purchase Price and other interest, if any, in respect of such Security, when and as the same shall become due and payable, according to the terms of such Security and of the Indenture. In the event of the failure of the Company or any successor thereto to punctually pay any such amount, the Guarantors hereby agree to cause such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Company.

                  In addition, the Guarantors hereby fully, unconditionally and irrevocably guarantee to each Holder, and to the Trustee for itself and on behalf of each such Holder:

(1)   the performance of:

      (a) each of the covenants and agreements of the Company in the Securities and the Indenture not described in the preceding paragraph or in clause (b) below, in each case, in accordance with the terms thereof and hereof; and

      (b) to the extent each is permitted by applicable law to do so, the delivery of BSkyB Ordinary Shares or News Corporation Preferred ADSs upon any payment of the Redemption Price or Purchase Price or any exchange of Securities, according to the terms thereof and of the Indenture; and

(2) if, and to the extent, but only to the extent, that the foregoing guarantee of the obligations described in clause (1)(b) above is not enforceable in accordance with its terms under applicable law which restricts or prohibits the Guarantors from guaranteeing the delivery of BSkyB Ordinary Shares or News Corporation Preferred ADSs upon any payment of the Redemption Price or Purchase Price or any exchange of the Security, according to the terms thereof and of the Indenture, or the Guarantors are otherwise not permitted to guarantee the performance of such obligations or to honor such guarantee, the Company shall pay to the Holders an amount in United States Dollars equal to the value of the BSkyB Ordinary Shares or News Corporation Preferred ADSs such Holders would otherwise be entitled to receive hereunder and under the Securities in accordance with the terms thereof, and the Guarantors hereby guarantee such payment in accordance with the provisions of the Indenture.

                  In case of the failure of the Company or any successor thereto punctually to comply with any covenant or agreement described in clause (1) above, to the extent each is permitted by applicable law to do so, the Guarantors hereby agree to cause such covenant or agreement to be performed as and when it shall be provided to be performed in the Security or in the Indenture, as if such performance were performed by the Company.

                  The Guarantors hereby agree that their obligations hereunder shall be unconditional and absolute, irrespective of the identity of the Company, the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same, the granting of any waiver or consent by the Holder of such Security with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Guarantee.

                  If the Trustee or such Holder is required by any court or otherwise to return to the Company or the Guarantors, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantors, any amount paid to the Trustee or such Holder in respect of such Security, this Guarantee, to the extent of such amount so returned, shall be reinstated in full force and effect. The Guarantors further agree, to the fullest extent that they may lawfully do so, that, as between the Guarantors. on the one hand, and such Holder and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed thereby.

                  The Guarantors hereby irrevocably waive any claim or other rights which they may now or hereafter acquire against performance or enforcement of the Guarantors' obligations under this Guarantee, including without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of such Holder and the Trustee on behalf of such Holder against the Company or any collateral which such Holder, or the Trustee on behalf of such Holder, hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantors in violation of the preceding sentence at any time prior to the payment in full of all obligations and all other amounts payable under this Guarantee, such amount shall be deemed to have been paid to the Guarantors for the benefit of, and held in trust for the benefit of, such Holder and the Trustee on behalf of such Holder, and shall forthwith be paid to the Trustee for the benefit of such Holder to be credited and applied upon such guaranteed obligations, whether matured or unmatured, in accordance with the terms of the Indenture.

                  All capitalized terms used without definition in this Guarantee shall have the respective meanings assigned thereto in the Indenture.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                          THE NEWS CORPORATION LIMITED
                                          (A.C.N. 007 910 330),
                                                   as Guarantor



                                          FEG HOLDINGS, INC.,
                                                   as Guarantor



                                          FOX ENTERTAINMENT GROUP, INC.,
                                                   as Guarantor



                                          HARPER COLLINS PUBLISHERS INC.,
                                                   as Guarantor



                                          HARPERCOLLINS (UK),
                                                   as Guarantor



                                          NEWS AMERICA MARKETING FSI, INC.,
                                                   as Guarantor



                                          NEWS INTERNATIONAL plc,
                                                   as Guarantor



                                          NEWS LIMITED,
                                                   as Guarantor

                                          NEWS PUBLISHING AUSTRALIA LIMITED,
                                                   as Guarantor



                                          NEWS SECURITIES B.V.,
                                                   as Guarantor



                                          NEWSCORP INVESTMENTS,
                                                   as Guarantor




                                          By:
                                                 -----------------------------
                                                 Name:
                                                 Title:



                                          Attorney In Fact, Agent and Authorized
                                          Signatory for the Guarantors